SECURITIES AND
                           EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934

            Date of Report (Date of earliest event reported):
                              September 30, 1996

                              PAYCHEX, INC.
         (Exact name of Registrant as specified in its charter)


Delaware                        0-11330                 16-1123166
__________________________________________________________________________
(State or other                 (Commission             I.R.S. Employer
jurisdiction                    File No.)               Identification
of incorporation)                                       No.)



911 Panorama Trail South           Rochester, New York             14625
__________________________________________________________________________
                 (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (716)385-6666



                                   N/A
__________________________________________________________________________
     (Former name or former address, if changed, since last report)

ITEM 5.  OTHER EVENTS

On August 26, 1996, Paychex, Inc. merged with National Business Solutions, Inc. (NBS), now Paychex Business Solutions, Inc. (PBS) in a business combination accounted for as a pooling of interests. The stockholders of NBS received 2,934,496 shares of Paychex, Inc. common stock. The following financial data represents year to date combined financial results which include at least 30 days of post-merger combined operations.

     Paychex, Inc. and Subsidiaries - Consolidated Statements of Income
     __________________________________________________________________
                  (in thousands, except per share amounts)

                                                        Four Months Ended
                                                          September 30,
                                                          ____________
                                                      1996            1995
Payroll Revenue                                     $116,991        $100,066
PEO Revenue                                          102,124          64,095
                                                    ________        ________
Total Revenue                                        219,115         164,161

PEO Direct Costs                                      98,992          61,824
Operating Costs                                       34,814          30,824
Selling, Gen & Admin Exp                              56,681          50,368
                                                    ________        ________
Operating Income                                      28,628          21,145

Other Income                                           2,028           1,846
                                                    ________        ________
Income Before
  Income Taxes                                        30,656          22,991

Income Taxes                                           8,461           6,350
                                                    ________        ________
Net Income                                          $ 22,195        $ 16,641

Earnings Per share                                  $    .31        $    .23*

Cash Dividends Per Share                            $    .06        $    .04*

Weighted Average
  Shares Outstanding                                  71,669          71,045*


* Adjusted for a three-for-two stock split in May, 1996.

         Paychex, Inc.and Subsidiaries - Market Segment Information
         __________________________________________________________
                               (in thousands)

The Company operates in two major segments, Payroll and Professional Employer Organization (PEO). The Payroll segment is engaged in the preparation of payroll checks, internal accounting records and all Federal, State and Local payroll tax returns for small to medium-sized businesses. The Payroll segment also includes employee handbooks, section 125 plans and 401(k) recordkeeping services. The PEO segment specializes in providing small and medium-sized businesses with cost-effective outsourcing solutions for their employee benefits. As an outsourcing solution, the PEO relieves the business owner of human resources administration, employment regulatory compliance, workers' compensation coverage, health care and other employee related responsibilities. Consistent with PEO industry practice, revenue includes all amounts billed to clients for the services provided by the PEO.

                                                        Four Months Ended
                                                          September 30,
                                                       1996            1995
                                                      _____          ______
Revenue
  Payroll                                           $116,991         $100,066
  PEO                                                102,124           64,095
                                                    ________         ________
    Total Revenue                                    219,115          164,161

PEO Direct Costs                                      98,992           61,824
                                                    ________         ________

Revenue Less PEO Direct Costs                        120,123          102,337

Operating Costs
  Payroll                                             33,078           29,486
  PEO                                                  1,736            1,338
                                                    ________         ________
 Total Operating Costs                                34,814           30,824

Selling, General and Admin
  Payroll                                             54,234           48,497
  PEO                                                    311              232
                                                    ________         ________
   Total Selling, General and Admin                   54,545           48,729

Operating Income
  Payroll                                             29,679           22,083
  PEO                                                  1,085              701
                                                    ________         ________
   Total Operating Income                             30,764           22,784

General Corporate Expenses                             2,136            1,639
Other Income - Net                                     2,028            1,846
                                                    ________         ________

Income Before Income Taxes                          $ 30,656         $ 22,991
                                                    ________         ________

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 1996

                        PAYCHEX, INC.

                        By:  /s/ John M. Morphy
                            _____________________________________
                            John M. Morphy
                            Vice President, Chief
                            Financial Officer and
                            Secretary